EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 28, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Family Dollar Stores, Inc.'s Annual Report on Form 10‑K for the year ended August 31, 2013.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
November 1, 2013